CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made effective this day of January, 1999 by and between Hudson Consulting Group, Inc., a Nevada Corporation ("Consultant"), with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah, 84101 and INTERNATIONAL SOLUBLES CORPORATION, a Florida
Corporation, with a mailing address of 225 South Westmonte, Suite 1170, Altamonte Springs, Florida 32714 ("Client").

                                    PREMISES

         WHEREAS, Client wishes to obtain the financial consulting services of Consultant.

         WHEREAS, Consultant is in the business of providing consulting and other services to firms, who desire to make complex financial and structural changes to their firms.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

I. ENGAGEMENT OF CONSULTANT - Client hereby retains Consultant to serve Client in the following areas:

          A. Assist Client with the preparation and delivery of a Form 15c2-11 for International Solubles Corporation;

          B.   Introduction  of the  client  to  broker-dealers  who can  assist
               Client  and  examine  the   potential   of  making  a  market  in
               International Solubles Corporation's common stock;;

          C.   Consulting  with  Client  in  the   requirements  of  becoming  a
               non-reporting public entity;

          D. Consulting with and assisting Client in the techniques and preparation of documents for raising capital and acquiring financing, loans and other sources of capital; and

          E.   Use its best efforts in  completion of the process in obtaining a
               quote  and   locating  a  broker  that  will  make  a  market  in
               International Solubles Corporation's common stock.

          F. In the event that the NASD adopts rules or regulations that would prevent non-reporting public entities from trading on the OTC-BB, consult with Client as to the options available to create a reporting public entity or seek a market for the trading of International Solubles Corporation's securities.

     All of the foregoing services collectively are referred to herein as the "Consulting Services."

II. TERM - This Agreement shall have a term of one (1) year commencing on the date of this Agreement ("Initial Term"). In the event that Client desires to engage Consultant further this

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         Agreement shall continue on a month to month basis after the expiration of the Initial Term for the additional terms provided in an Addendum to this Agreement executed by both parties, should the parties be so interested at any particular point.

III. COMPENSATION - In consideration of the Consulting Services contemplated herein Consultant shall be issued, upon the execution of this Agreement, a non-refundable engagement fee to be paid as follows:

                  International Solubles Corporation, as an engagement fee, shall transfer to a third party escrow agent fifteen percent (15%) of its issued and outstanding common stock in the name of the Consultant, such stock is acknowledged to bear a restrictive legend (the "Engagement Fee"), such shares to be release by the escrow agent to Consultant upon completion of the Consulting Services

                  The client shall pay to Consultant the sum of $30,000. Consultant agrees to delay payment of this amount until client has raised $100,000 dollars from any offering of common stock by the client.

                  The client shall pay to Consultant $100,000 for the services provided for herein, such sum shall become due and payable upon the common stock of the client being publicly quoted and shall be payable in either cash or the common stock of the client, the stock to be valued at the average of the bid and ask price of the shares.

IV. EXPENSES - Client shall be responsible for all expenses associated with completing the Consulting Services contemplated herein, for which an initial deposit of two thousand five hundred ($2,500) dollars shall be placed in an Escrow Account ("fund") towards said expenses. This is in addition to the Engagement Fee discussed above. Should the Escrow Account funds set aside for expenses concerning this Agreement fall below $500, and further expenses in excess of that amount are anticipated, Client shall promptly replenish the fund pursuant to a reasonable estimate provided by Consultant. All unused monies in the fund upon the conclusion of the services shall be promptly returned to Client. The Expenses include but are not limited to the following:

     A. All fees associated with the filing of any forms required by state or federal agencies to bring about the intent of this Agreement;

     B. All fees associated with obtaining the services of a transfer agent, including fees for printing of certificates evidencing shares of Client's stock and issuance fees required by the transfer agent;

     C. All long distance telephone and facsimile costs incurred by Consultant and all copying, mail and Federal Express or other express delivery costs incurred by Consultant and all other expenses reasonably incurred by Consultant in rendering the Consulting Services contemplated by this Agreement. Additionally, Client shall be responsible for and agree to pay all out-of-pocket costs associated with the process of obtaining a quote of the common stock and/or the procurement of a broker who will make a market in International Solubles Corporation's common stock.


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     D.   Any and all fees  associated  with  obtaining or providing  Consultant
          with  audited   financial   statements   of   International   Solubles
          Corporation. Consultant will not perform any accounting services related to Client without obtaining audited financial statements (NOTE: The cost of this item must be paid for directly by Client, and does not come out of the Escrow Account reserved for expenses.)

     E. Any and all travel, airfare and hotel expenses which Consultant may reasonably incur in relation to the performance of the Consulting Services contemplated herein. While circumstances may change, the parties do not anticipate any travel during this engagement.

V. BEST EFFORTS - Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts.

VI. CONSULTANTS EMPLOYEES - In the event that Client hires any of Consultant's personnel at any time within two years from the termination of this Agreement, Client agrees to pay Consultant three (3) times that person's annual salary, within 30 days after the commencement of that employment.

VII. CLIENT'S REPRESENTATIONS - Client represents, warrants and covenants to Consultant that each of the following are true and complete as of the date of this Agreement:

     A. Entity Existence. Client is a corporation or other legal entity duly organized, validly existing, and in good standing under the laws of the state of their formation, with full power and authority and all necessary governmental authorizations to own, lease and operate property and carry on their business as it is now being conducted. Client is duly qualified to do business in and is in good standing in every jurisdiction in which the nature of its business or the property owned or leased by it makes such qualifications necessary.

     B. Involvement in Proceedings or Investigations by Securities Regulatory Authorities .Client or its officers and 10% or more owners, and any entity which Client or its affiliates or officers control, has not been previously involved in any litigation, investigations or proceedings with the United States Securities and Exchange Commission or any other State or Foreign Securities Regulatory organization, and is not presently indicted and/or was never convicted of fraud or any similar crime involving any allegation of dishonesty or theft, nor found guilty or is currently involved in legal proceedings of such conduct in a civil context, other than as disclosed and with full and complete details attached hereto.

     C. Disclosure Documents. Client has or will cause to be delivered, concurrent with the execution of this Agreement, copies of its entity records as requested to effectuate any transaction contemplated herein. Documents which Client agrees to provide to Consultant shall include but not be limited to audited financial statements for the past three years of International Solubles Corporation's operations or as long as International Solubles


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          Corporation has been in operation,  whichever is less, which have been audited by a United States Securities and Exchange Commission peer approved financial auditor, any entity resolutions and any and all other documents which may in any way relate to the transactions contemplated in this Agreement.

     D. Client's Authority for Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Client. This Agreement has been duly executed and delivered by Client and constitutes the valid and legally binding obligation of Client enforceable in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally. To the best of Client's knowledge, after due inquiry, the execution and delivery of this agreement and the consummation of the transactions contemplated herein will not conflict with any mortgage, indenture, lease, contract, commitment, agreement, or other instrument, permit, concession, grant, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Client or any of its properties or assets.

     E.   Consents  and  Authorizations.   Any  consent,   approval,   order  or
          authorization of, or registration, declaration, compliance with or filing with any governmental or regulatory authority required in connection with the execution and delivery of this Agreement to permit the consummation by Client and Consultant of the transactions contemplated herein shall be accomplished in a timely manner and in accordance with federal and/or state laws where applicable.

     F. Minute Books. The minute books of International Solubles Corporation contain full and complete minutes of all meetings (or written consents in lieu thereof).

     G. Nature of Representations. No representation or warranty made by Client in this Agreement, nor any document or information furnished or to be furnished by Client to the Consultant in connection with this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, or omits to state any material fact relevant to the transactions contemplated by this Agreement.

     H. Independent Legal and Financial Advice. Consultant is not a law firm, neither is it an accounting firm. Consultant does however employ professionals in that capacity to enable Consultant to provide consulting services. Client represent that it has not nor will it rely upon any legal or financial representation made by Consultant, and that Client has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client. Client acknowledge that the attorneys, accountants and other advisors employed by Consultant represent the interests of Consultant solely, and that no representation or warranty has been given to Client by Consultant as to any legal, tax, accounting, financial or other aspect of the transactions contemplated by this Agreement.

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VIII.NON-CIRCUMVENTION-  Client agrees to not enter into any other agreements to provide services for which Consultant has provided services, or enter into any transaction involving a business opportunity or asset introduced to Client by Consultant, without compensating Consultant pursuant to this Agreement. Neither will Client terminate this Agreement solely as a means to avoid paying Consultant compensation earned or to be earned, or in any other was attempt to circumvent Consultant.

IX. TERMINATION OF AGREEMENT BY CONSULTANT - Consultant may terminate this Agreement if any of the following occurs:

     A.   Payments due under this Agreement are not timely made.

     B. In the judgment of the Board of Directors of Consultant, Client's actions or conduct make it unreasonable for Consultant to perform under this Agreement. Such acts include, and are or may be perceived as being in the nature of dishonesty, illegal activities, activities harmful to the reputation of the Consultant, and activities which may create civil or criminal liability for the Consultant.

     C. Consultant makes a bona fide decision to terminate its business and liquidate its assets.

     D. Client misrepresents its corporate or other entity standing, power to enter and bind itself to this Agreement, misrepresentation of its guarantees as indicated below, or any other concealed or misrepresented material fact which would decrease the binding effect of this Agreement on Client.

     E. If after conduct of a due diligence investigation, Consultant concludes that an intended offering, or other action contemplated under this Agreement (the "Transaction"), is not viable, Consultant may give ten (10) days written notice to Client stating in particular why the Transaction is not viable, and if after ten (10) days of receipt of the written notice, Client insists that Consultant continue performance on the Transaction, Consultant may then terminate the Agreement, returning all monies received after deductions as indicated in Subsection "H" below.

     F.   An  unanticipated  material  change in federal  or state  laws  and/or
          regulations   makes   continued   performance   under  this  Agreement
          unreasonable.

     G. Breach of any provision of this Agreement, and in particular, but not limited to, not providing audited financial statements in a timely manner.

     H. Notwithstanding the termination of this Agreement, Consultant shall be entitled to receipt of the charges for the work actually performed up to the time of termination at its normal consulting rates. Consultant shall also be entitled to reimbursement of any expenses incurred, up to the time of termination of this Agreement along with any expenses incurred as a result of the termination.

X. TERMINATION OF AGREEMENT BY CLIENT - Client may terminate this Agreement under the following conditions:


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     A.   Consultant fails to follow Client's  reasonable  instructions.  Client must advise Consultant that his actions or inactions are unacceptable and give Consultant thirty (30) days in which to comply. If Consultant fails to comply within thirty (30) days, Consultant may be terminated hereunder by Client's service of notice of termination to Consultant.

     B. If, in the judgment of the Board of Directors of Client, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts include and are in the nature of, dishonesty, illegal activities, activities harmful to the reputation of the Client and activities which create civil or criminal liability for the Client.

     C. Notwithstanding the termination of this Agreement, Consultant shall be entitled to receipt of all compensation owed pursuant to Section "H" of Article IX above up to the time of termination of this Agreement, for work actually performed. Consultant shall also be entitled to reimbursement of any expenses incurred, up to the time of termination of this Agreement, along with any expenses incurred as a result of the termination.

XI. UTILIZATION OF ATTORNEYS - Consultant utilizes attorneys to assist it in preparing the documentation required to effectuate the transactions contemplated by this Agreement. The attorneys utilized by Consultant represent only Consultant, and Consultant's interest in providing consulting services and do not in an way represent the interests of any party to this Agreement other than Consultant's. Client are advised, and have represented, that they will seek independent legal counsel to review all documentation provided to it by Consultant.

XII. CONSULTANT IS NOT A BROKER-DEALER - Consultant has fully disclosed to Client that it is not a broker-dealer and does not have or hold a license to act as such. None of the activities of consultant are intended to provide the services of a broker-dealer to the Client and Client have been informed that a broker-dealer will need to be engaged to perform any such services. Client have full and free discretion in the selection of a broker-dealer.

XIII.NONDISCLOSURE  OF  CONFIDENTIAL  INFORMATION  - In  consideration  for  the
     Client entering into this Agreement, Consultant agrees that the following items used in the Client's business are secret, confidential, unique, and valuable, and disclosure of any of the items to anyone other than Consultant's officers, agents, or authorized employees may cause Client irreparable injury.

     A. Non-public financial information, accounting information, plans of operations, possible public offerings public announcement.

     B.   Customer lists, call lists, and other confidential customer data;

     C. Memoranda, notes or records concerning the technical and creative processes conducted by Client.

     D.   Sketches,   plans,   drawings  and  other  confidential  research  and
          development data or;

     E. Manufacturing processes, chemical formulae, and the composition of Client's products.


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         Consultant  shall have no  liability  to the Client with respect to the use or disclosure to others not party to this Agreement, of such information as Consultant can establish to:

     A.   have been publicly known;

     B. have become known, without fault on the part of Consultant, subsequent to disclosure by Client of such information to Consultant;

     C. have been otherwise known by Consultant prior to communication by the Client to Consultant of such information, or

     D. have been received by Consultant at any time from a source other than Client lawfully having possession of such information.

XIV. PLACE OF SERVICES - The Consulting Services contemplated to be performed by Consultant will be performed through Consultant's offices; however, it is understood and expected that Consultant may make contacts with persons and entities in any other place deemed appropriate by Consultant.

XV. NONEXCLUSIVE SERVICES - Client acknowledge that Consultant is currently providing services of the same or similar nature to other parties and Client agree that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity.

XVI. ALL PRIOR AGREEMENTS TERMINATED - This Agreement comprises the entire agreement and understanding between the parties hereto at the date of this Agreement as to the subject matter hereof and supersedes and replaces all proposals, prior negotiations and agreements, whether oral or written, between the parties hereto in connection with the subject matter hereof, with the sole exception of an Escrow Agreement to be executed on the same date. None of the parties hereto shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement unless the parties hereto subsequently agree to vary this Agreement in writing, duly signed by authorized representatives of the parties hereto.

XVII.CONSULTANT   IS  NOT  AN  AGENT  OR  EMPLOYEE  OF  CLIENT  -   Consultant's
     obligations under this agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or their affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates, and Consultant, its employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

XVIII. CONTINUE OPERATIONS IN SUBSTANTIALLY SAME MANNER - Client will not transfer, sell or hypothecate, assign or distribute any significant portion of its assets currently in


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          its  possession  except  upon  written  notice to the  parties to this
          Agreement, and Client agrees to continue operations in substantially the same manner as it is presently functioning, until this agreement has been consummated.

XIX.     MISCELLANEOUS.

     A. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

     B. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     C. Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent waiver or excuse by either party, express or implied shall constitute a subsequent consent, waiver or excuse.

     D.   Assignment

          1. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. There shall be no rights of transfer or assignment of this Agreement by either party except with the prior written consent of the other party.

          2.   Nothing in this Agreement,  expressed or implied,  is intended to
               confer  upon  any  person   other  than  the  parties  and  their
               successors, any rights or remedies under this Agreement.

     E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

          1.   In the Case of Consultant to:  Hudson Consulting Group, Inc.
                                              268 West 400 South, Suite 300
                                              Salt Lake City, Utah  84101
                                              (801) 575-8073
                                              (801) 575-8092 (fax)
                                              Attention: Richard D. Surber,
                                                         President

          2.   In the Case of Client to:      225 South Westmonte, Suite 1170
                                              Altamonte Springs, Florida 32714
                                              (407) 620-1423
                                              (407) 682-0887 (fax)
                                               Attention: Van Sea



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          or to such other person or address  designated by Client in writing to receive notice.

     F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

     G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

     H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. The parties exclude any and all statutes, law and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

     J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relict, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorneys fees, court costs, or other costs. Should either party be represented by in-house counsel all parties agree that party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

     K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof

     L. Mutual Cooperation The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     M. Indemnification. Client and Consultant agree to indemnify, hold harmless and, at the party seeking indemnification's sole option, defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without



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          limitation,  interest,  penalties, court fees, and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement. Neither party shall be responsible to the other party' for any consequential or punitive damages.

     N. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date herein above written.

Hudson Consulting Group, Inc.



/s/ Richard D. Surber
------------------------------
Richard D. Surber, President

International Solubles Corporation



/s/L. Henry Sarmiento
-----------------------------
L. Henry Sarmiento




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